Exhibit 99.1

N e w s R e l e a s e

For additional information, contact:

Joseph Stegmayer
Chairman and CEO
Phone: 602-256-6263
joes@cavco.com

On the Internet:
www.cavco.com

FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS SECOND QUARTER RESULTS
Sales decline 8.6% to $43.1 million
Net income 8.5% lower to $3.2 million
PHOENIX, AZ — (October 19, 2006) – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the second quarter and first six months of its fiscal year 2007 ended September 30, 2006.
     Net sales for the second quarter of fiscal 2007 declined 8.6% to $43,063,000, down from $47,091,000 for the second quarter of fiscal year 2006.
     Net income for the second quarter was $3,217,000 compared with $3,517,000 in the same quarter one year ago. For the second quarter of fiscal 2007, net income per share based on basic weighted average shares outstanding was $0.51 versus $0.56 for the same period last year, and net income per share based on diluted weighted average shares outstanding was $0.49 versus $0.52 last year.
     For the first six months of fiscal 2007, net sales increased 4.5% to $97,113,000 from $92,967,000 for the same period last year. Net income for the first six months of this year was up 7.0% to $7,551,000 versus $7,059,000 for the comparable prior year period. For the first six months of fiscal 2007, net income per share based on basic weighted average shares outstanding was $1.19 versus $1.12 for the same period last year, and net income per share based on diluted weighted average shares outstanding was $1.14 versus $1.06 last year.
     Joseph Stegmayer, Chairman, President and Chief Executive Officer, said, “The second quarter of fiscal year 2007 has proven to be challenging, as anticipated. Order rates declined significantly during the quarter and our backlog has consequently been reduced to a low level. Manufactured home sales activity in our region, particularly in California, continues to be soft. In response to overall industry conditions, we have reduced our rate of production and have adjusted our workforce to match current market demand.”
     Mr. Stegmayer added, “We continue to enhance our product offering with new home designs, sizes and features in order to capture the existing demand for attractive, affordable housing in our market areas. We began to pursue various niche markets prior to the current sales decline, which has kept us moving forward during these difficult times. The start-up of the Texas plant is progressing slower than anticipated as it develops the people needed to improve production efficiency and expand its product line.” Mr. Stegmayer continued, “The strong environment last year versus the weak market conditions we now face will make comparisons challenging for the balance of this fiscal year. However, we intend to maximize the opportunities afforded us through the commendable efforts of our people and our distributors, and we are confident in our ability to successfully compete in these turbulent market conditions.”
     Cavco’s senior management will hold a conference call to review these results tomorrow, October 20, 2006, at 1:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link, or the web site www.earnings.com. An archive of the webcast and presentation will be available for 90 days at these website addresses.
     Cavco Industries, Inc., headquartered in Phoenix, is the largest producer of manufactured homes in Arizona, based on wholesale shipments. The Company is also a leading producer of park model homes and vacation cabins in the United States.

     Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to, adverse industry conditions, the cyclical and seasonal nature of our business, limitations on our ability to raise capital, curtailment of available financing in the manufactured housing industry, our contingent repurchase obligations related to wholesale financing, competition, our ability to maintain relationships with retailers, labor shortages, pricing and availability of raw materials, unfavorable zoning ordinances and our lack of recent operating history as an independent public company, together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2006 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.
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CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	March 31,
	2006	2006
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$11,288	$15,122
Short-term investments	49,900	42,900
Restricted cash	537	1,223
Accounts receivable	8,569	11,568
Inventories	14,015	12,733
Prepaid expenses and other current assets	2,128	1,446
Deferred income taxes	4,110	4,040

Total current assets	90,547	89,032

Property, plant and equipment, at cost:
Land	6,050	6,050
Buildings and improvements	6,764	6,744
Machinery and equipment	7,446	6,752

	20,260	19,546
Accumulated depreciation	(7,574)	(7,202)

	12,686	12,344

Goodwill	67,346	67,346

Total assets	$170,579	$168,722

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,501	$6,269
Accrued liabilities	20,903	26,384

Total current liabilities	25,404	32,653

Deferred income taxes	11,910	11,040

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $.01 par value; 1,000,000 shares authorized;
No shares issued or outstanding	—	—
Common Stock, $.01 par value; 20,000,000 shares authorized;
Outstanding 6,358,980 and 6,352,980 shares, respectively	64	64
Additional paid-in capital	122,039	121,354
Retained earnings	11,162	3,611

Total stockholders’ equity	133,265	125,029

Total liabilities and stockholders’ equity	$170,579	$168,722

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CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net sales	$43,063	$47,091	$97,113	$92,967
Cost of sales	35,014	37,482	78,445	73,721

Gross profit	8,049	9,609	18,668	19,246
Selling, general and administrative expenses	3,718	4,207	8,139	8,319

Income from operations	4,331	5,402	10,529	10,927
Interest income	619	364	1,193	646

Income before income taxes	4,950	5,766	11,722	11,573
Income tax expense	1,733	2,249	4,171	4,514

Net income	$3,217	$3,517	$7,551	$7,059

Net income per share:
Basic	$0.51	$0.56	$1.19	$1.12

Diluted	$0.49	$0.52	$1.14	$1.06

Weighted average shares outstanding:
Basic	6,358,980	6,302,386	6,357,399	6,295,558

Diluted	6,602,291	6,720,397	6,623,719	6,685,694

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CAVCO INDUSTRIES, INC.
Other Operating Data – Continuing Operations
(Dollars in thousands, except average sales price amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net sales
Manufacturing	$41,376	$45,122	$92,944	$89,910
Retail	3,477	3,309	7,796	6,347
Less: Intercompany	(1,790)	(1,340)	(3,627)	(3,290)

Net sales	$43,063	$47,091	$97,113	$92,967

Floor shipments — manufacturing	1,494	1,825	3,350	3,637

Average sales price per floor — manufacturing	$27,695	$24,724	$27,744	$24,721

Home shipments — manufacturing	905	1,051	1,968	2,119

Average sales price per home — manufacturing	$45,719	$42,932	$47,228	$42,430

Home shipments — retail	33	40	76	81

Capital expenditures	$214	$4,878	$714	$5,077

Depreciation	$140	$228	$372	$461

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